UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 4, 2012

Woodward, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-8408	36-1984010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 E. Drake Road Fort Collins, Colorado 80525

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (970) 482-5811

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Third Amended and Restated Credit Agreement

On January 4, 2012, Woodward, Inc. (the “Registrant”) entered into a Third Amended and Restated Credit Agreement (the “Amended and Restated Revolver Agreement”), by and among the Registrant, certain foreign subsidiary borrowers of the Registrant from time to time parties thereto, the institutions from time to time parties thereto, as lenders, JPMorgan Chase Bank, N.A., as administrative agent, Wells Fargo Bank, National Association and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as co-syndication agents, Bank of America, N.A. and U.S. Bank National Association, as co-documentation agents, and J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as joint lead arrangers and book runners. The Amended and Restated Revolver Agreement amends and restates the Registrant’s Second Amended and Restated Credit Agreement, dated as of October 25, 2007 (the “2007 Revolver Agreement”).

The Amended and Restated Revolver Agreement increases, as compared to the 2007 Revolver Agreement, the initial commitment from $225,000,000 to $400,000,000 and also increases the option to expand the commitment from $125,000,000 to $200,000,000, for a total of up to $600,000,000. The Amended and Restated Revolver Agreement generally bears interest at LIBOR plus 0.95% to 1.525% and expires January 2017. In addition, the Amended and Restated Revolver Agreement contains various changes to the affirmative and negative covenants consistent with the increase in the commitment described above, and provides additional covenant relief from the covenants contained in the 2007 Revolver Agreement, including with respect to the financial covenants, increasing the minimum required consolidated net worth of the Registrant from a base of $400,000,000 to a base of $725,000,000, plus 50% of the Registrant’s positive net income for the prior fiscal year and plus 50% of the Registrant’s net cash proceeds resulting from certain issuances of stock, subject to certain adjustments.

The foregoing description of the Amended and Restated Revolver Agreement and related matters is qualified in its entirety by reference to the Amended and Restated Revolver Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the press release announcing the Registrant’s entry into the Amended and Restated Revolver Agreement is filed as Exhibit 99.1 hereto.

Amendment to Term Loan Agreement

On January 4, 2012, the Registrant entered into an Amendment No. 2 (the “Term Loan Amendment”) to the Term Loan Credit Agreement, dated as of October 1, 2008 (the “2008 Term Loan Agreement”), among the Registrant, the institutions from time to time parties thereto, as lenders, JPMorgan Chase Bank, N.A., as administrative agent, and J.P. Morgan Securities LLC, as sole lead arranger and sole bookrunner. The Term Loan Amendment provides for certain changes to, among other things, the affirmative and negative covenants in the 2008 Term Loan Agreement consistent with the covenant provisions in the Amended and Restated Revolver Agreement.

The foregoing description of the Term Loan Amendment and related matters is qualified in its entirety by reference to the Term Loan Amendment, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided in Item 1.01 of this Current Report on Form 8-K regarding the Amended and Restated Revolver Agreement is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Third Amended and Restated Credit Agreement

10.2	Amendment No. 2 to Term Loan Credit Agreement

99.1	Press Release, dated January 4, 2012, of Woodward, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WOODWARD, INC.

Date: January 10, 2012	By:	/s/ A. Christopher Fawzy
Name: A. Christopher Fawzy
Title: Corporate Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Third Amended and Restated Credit Agreement

10.2	Amendment No. 2 to Term Loan Credit Agreement

99.1	Press Release, dated January 4, 2012, of Woodward, Inc.